EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BEACON FEDERAL BANCORP, INC.
SHAREHOLDERS APPROVE PENDING MERGER WITH
BERKSHIRE HILLS BANCORP, INC.

East Syracuse, New York — September 20, 2012 — Beacon Federal Bancorp, Inc. (NASDAQ: BFED) (the “Company”), parent of Beacon Federal, announced today that its shareholders approved the Company’s pending merger with Berkshire Hills Bancorp, Inc., (NASDAQ: BHLB) parent of Berkshire Bank, at a special meeting held earlier today.  Shareholders also voted in favor of a non-binding advisory resolution to approve certain compensation to be paid to certain executive officers of the Company in connection with the merger.

The merger is expected to close in the fourth quarter of 2012 subject to the receipt of regulatory approval and the satisfaction of other customary closing conditions.

About Beacon Federal Bancorp, Inc.

Beacon Federal Bancorp, Inc., through its bank subsidiary, Beacon Federal, offers banking and related financial services to both individual and commercial customers.  The Bank is headquartered with a full-service branch in East Syracuse, New York, along with six other full-service branches in East Syracuse, Marcy and Rome, New York, Smartt and Smyrna, Tennessee, and Chelmsford, Massachusetts.

Forward Looking Statement

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.  Forward-looking statements speak only as of the date on which such statements are made.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Contact:

Lisa Jones – Chief Financial Officer
Beacon Federal Bancorp, Inc.
6611 Manlius Center Road
East Syracuse, New York 13057
(315) 433-0111 ext. 1582